UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

777 Passaic Avenue, Clifton, New Jersey 07012
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (973) 256-3737

Item 4.01 Changes in the Registrant’s Certifying Accountant

On the recommendation of the Audit Committee of the Board of Directors (the “Board”) of mPhase Technologies, Inc (“Company”) effective February 17,2016 Demetrius Berkower LLC (“Demetrius”) was dismissed as the Company’s independent registered public accounting firm and Buchbinder Tunick & Company LLP was engaged as its new independent registered public accounting firm.

The reports of Demetrius on the Company’s consolidated financial statements for the fiscal years ended June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2014 and June 30, 2015, and in subsequent interim period from July 1, 2015 through and including February 17, 2016 there were no disagreements with Demetrius on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Demetrius’s satisfaction, would have caused Demetrius to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended June 30, 2014 and June 30,2015, and in the subsequent interim period from July 1, 2015 through and including February 17, 2016 there were no “reportable events” as that term is described in item 304(a)(1(v) of Regulation S-K

The Company has requested Demetrius to furnish a letter addressed to the Securities and Exchange Commission stating whether Demetrius agrees with the above statements, a copy of which is attached hereto as Exhibit 16.1.

During the fiscal years ended June 30, 2014 and June 30,2015, and in the subsequent interim period from July 1, 2015 through and including February 17, 2016 the Company did not consult Buchbinder Tunick & Company LLP with respect to the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit option that might be rendered on the Company’s consolidated financial statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

16.1	Letter of Demetrius Berkower LLC, dated February 22, 2016, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: February 22, 2016

3